Exhibit 99.2

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (this “Amendment”) is made and entered into as of June 21, 2022 (the “Effective Date”), by and between NEEP INVESTORS HOLDINGS LLC, a Delaware limited liability company (“Landlord”), and BUTTERFLY NETWORK, INC., a Delaware corporation (“Tenant”).

RECITALS

A.	Landlord and Tenant are parties to that certain Office Lease Agreement dated as of May 27, 2021 (the “Existing Lease”). Pursuant to the Existing Lease, Landlord has leased to Tenant space containing 61,138 rentable square feet (the “Premises”) consisting of the entire building commonly known as and numbered 1600 District Avenue, Burlington, Massachusetts 01803 (the “Building”), as more particularly described in the Existing Lease.

B.	The parties desire to amend the Existing Lease on the terms and conditions set forth in this Amendment. The Existing Lease, as amended by this Amendment, is herein referred to as the “Lease”.

NOW, THEREFORE, in consideration of the above recitals which by this reference are incorporated herein, the mutual covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby amend the Existing Lease and agree and represent as follows:

1.	Premises. Effective as of the Effective Date, Section 1.03 of the Existing Lease is hereby amended to read in its entirety as follows:

“1.03	“Premises” shall mean the area shown on Exhibit A-1 to this Lease. The Premises consists of the entire Building consisting of three (3) full floors. The “Rentable Square Footage of the Premises” is deemed to be 61,138 rentable square feet in the aggregate, with (a) 53,838 rentable square feet of the Premises (the “Rentable Square Footage of the Office Space”) consisting of office space (the “Office Space”), and (b) 7,300 rentable square feet of the Premises (the “Rentable Square Footage of the Lab Space”) consisting of lab space (the “Lab Space”). Landlord and Tenant stipulate and agree that the Rentable Square Footage of the Premises, the Rentable Square Footage of the Office Space and the Rentable Square Footage of the Lab Space are correct. The Premises exclude the Common Areas (as defined below) except as otherwise expressly set forth in Section 2 below. If at any time the Premises include less than the entire rentable area of any floor, then the Premises also exclude the common corridors, elevator lobby and toilets located on such floor. If at any time the Premises include one or more floors in their entirety, then all corridors and restroom facilities located on such full floor(s) shall be considered part of the Premises.”

2.	Base Rent. Effective as of the Effective Date, Section 1.04 of the Existing Lease is hereby amended to read in its entirety as follows:

“1.04 “Base Rent”:

Months of Term	Annual Rate Per Square Foot		Annual Base Rent		Monthly Base Rent
May 2, 2022 through January 31, 2023 (the “Free Base Rent Period”)	$0.00	*	$0.00	*	$0.00	*

February 1, 2023 through May 31, 2023	$41.00		$2,506.658.00		$208,888.17

June 1, 2023 through May 31, 2024	$42.00		$2,567,796.00		$213,983.00

June 1, 2024 through May 31, 2025	$43.00		$2,628,934.00		$219,077.83

June 1, 2025 through May 31, 2026	$44.00		$2,690,072.00		$224,172.67

June 1, 2026 through May 31, 2027	$45.00		$2,751,210.00		$229,267.50

June 1, 2027 through May 31, 2028	$46.00		$2,812,348.00		$234,362.33

June 1, 2028 through May 31, 2029	$47.00		$2,873,486.00		$239,457.17

June 1, 2029 through May 31, 2030	$48.00		$2,934,624.00		$244,552.00

June 1, 2030 through May 31, 2031	$49.00		$2,995,762.00		$249,646.83

June 1, 2031 through May 31, 2032	$50.00		$3,056,900.00		$254,741.67

June 1, 2032 through January 31, 2033	$51.00		$3,118,038.00		$259,836.50

*Notwithstanding anything to the contrary set forth above, Tenant shall (a) only be entitled to the Free Base Rent Period so long as no monetary default of Tenant exists hereunder beyond the expiration of applicable notice and cure periods, and (b) pay for its electricity and utilities for the Premises during the Free Base Rent Period in accordance with the terms and provisions of this Lease.

Further notwithstanding anything to the contrary set forth above: (x) the Annual Rate Per Square Foot during the period commencing on May 2, 2022 through January 1, 2024 (the “Reduced Base Rent Period”) shall be based on a hypothetical Rentable Square Footage of the Premises of 40,000 rentable square feet for the sole purpose of setting forth such Annual Rate Per Square Foot during such Reduced Base Rent Period only, and not for any other purposes of this Lease, including, without limitation, the actual Rentable Square Footage of the Premises and Tenant’s Pro Rata Share, all of which shall be based on 61,138 rentable square feet; and (y) Tenant shall (A) only be entitled to the Reduced Base Rent Period so long as no monetary default of Tenant exists hereunder beyond the expiration of applicable notice and cure periods, and (B) pay for its electricity and utilities for the Premises during the Reduced Base Rent Period in accordance with the terms and provisions of this Lease.”

3.	Term. Effective as of the Effective Date, Section 1.06 of the Existing Lease is hereby amended to read in its entirety as follows:

“1.06	“Term”: The period commencing on the Commencement Date and, unless terminated earlier in accordance with this Lease, ending on January 31, 2033 (the “Termination Date”).”

4.	Commencement Date. Effective as of the Effective Date, Section 1.07 of the Existing Lease is hereby amended to read in its entirety as follows:

“1.07	“Commencement Date”: May 2, 2022, notwithstanding that Landlord has not achieved Substantial Completion of the Landlord Lab Space Work (as defined in Exhibit C attached hereto) as of such date.”

5.	Target Commencement Date. Effective as of the Effective Date, Section 1.08 of the Existing Lease is hereby amended to read in its entirety as follows:

“1.08	“Lab Space Target Commencement Date”: Means, with respect to the Landlord Lab Space Work only, September 30, 2022.”

6.	Rent Commencement Date. Effective as of the Effective Date, Section 1.09 of the Existing Lease is hereby amended to read in its entirety as follows:

“1.09	“Rent Commencement Date”: February 1, 2023; provided, that, if Tenant shall be in monetary default under this Lease beyond the expiration of applicable notice and cure periods prior to the Rent Commencement Date, then the Rent Commencement Date shall be deemed to be the Commencement Date.”

7.	Permitted Use. Effective as of the Effective Date, Section 1.12 of the Existing Lease is hereby amended to read in its entirety as follows:

“1.12	“Permitted Use”: Means (a) general office use with respect to the Office Space and for no other purpose (the “Office Space Permitted Use”), and (b) research and development with respect to the Lab Space and for no other purpose (the “Lab Space Permitted Use”).”

8.	Landlord Work. Effective as of the Effective Date, Section 1.15 of the Existing Lease is hereby amended to read in its entirety as follows:

“1.15	“Landlord Work” means, collectively, the Landlord Office Space Work (as defined in Exhibit C attached hereto) and the Landlord Lab Space Work.”

9.	Condition of Premises. Effective as of the Effective Date, the first (1st) full grammatical paragraph in Section 3.02 of the Existing Lease and Sections 3.03, 3.04 and 3.05 of the Existing Lease are all hereby respectively amended to read in their respective entirety as follows:

“3.02 Tenant has inspected the Premises and except as expressly set forth in this Lease, agrees to accept the same in their “As Is,” “Where Is” condition and configuration without any representations or warranties by Landlord and with no obligation on the part of Landlord to perform any alterations, improvements or additions in, or to, the Premises, other than the Landlord Work. Notwithstanding the foregoing or anything to the contrary contained in this Lease, Landlord represents and warrants that, to the best of Landlord’s knowledge, the Office Space and the Lab Space shall be delivered to Tenant on or about the Substantial Completion Date (as defined below) with respect thereto in compliance with all applicable Laws (including, without limitation, the ADA Requirements (as defined below)) with all Building systems in good working order, condition and repair, and with the Landlord Office Space Work with respect to the Office Space and with the Landlord Lab Space Work with respect to the Lab Space having each respectively achieved Substantial Completion (as defined below). By taking possession of the Office Space and the Lab Space, respectively, Tenant agrees that such Office Space and Lab Space are in good order and satisfactory condition, subject only to the completion, if applicable, of applicable punch list items relating thereto as set forth below and Landlord’s express representations set forth herein. Subject to the terms of Section 3.03 below, Tenant shall not be permitted to take possession of or enter the Premises prior to the Commencement Date without Landlord’s permission. Except as expressly set forth in this Section, Landlord shall not be liable for any delay or failure to deliver possession of the Premises, any portion thereof or any other space due to the holdover or unlawful possession of such space by another party or other reason; provided, that, and notwithstanding the foregoing: (a) Landlord shall not be liable to Tenant for failing to deliver the Premises, or any portion thereof, to Tenant by any particular date (including, without limitation, the Lab Space Target Commencement Date with respect to the Lab Space); (b) any delay in the delivery of the Premises, or any portion thereof, or in the occurrence of the Commencement Date or the achievement of Substantial Completion with respect to the Lab Space shall not give rise to any liability or default by Landlord or affect any of the terms of this Lease or Tenant’s obligation to accept the Office Space and the Lab Space, respectively, when delivered, except as expressly set forth in this Section, Section 3.03 or Exhibit C; and (c) Tenant shall not have the right to terminate this Lease for Landlord’s failure to timely deliver the Premises, or any portion thereof, to Tenant by any particular date (including, without limitation, the Lab Space Target Commencement Date with respect to the Lab Space), but shall accept delivery of the (i) Office Space when delivered by Landlord with the Landlord Office Space Work Substantially Completed (as defined below), and (ii) Lab Space when delivered by Landlord with the Landlord Lab Space Work Substantially Completed.

3.03 Landlord shall perform the Landlord Work pursuant to the Work Letter attached hereto as Exhibit C. Landlord: (a) has achieved Substantial Completion of the Landlord Office Space Work as of the Commencement Date other than any details of construction, mechanical adjustment or any other matter that is not in conformity with such applicable Landlord Work as required by the terms and provisions of this Lease, the non-completion of which does not materially interfere with Tenant's use of the Office Space for the Office Space Permitted Use or the Lab Space for the Lab Space Permitted Use, as applicable (i.e., so-called “punch list” items which shall be completed within sixty (60) days following Landlord’s and Tenant’s agreement on such applicable “punch list” pursuant to this Section 3.03 below (as applicable, “Punch List Items”)); and (b) shall use commercially reasonable efforts, subject to Force Majeure (as defined below) and Tenant Delay, to cause the Lab Space Work to be Substantially Completed on or about the Lab Space Target Commencement Date, but, in any case, without penalty, cost or liability to Landlord in connection with any failure to do so except as expressly set forth in this Lease. Landlord and Tenant acknowledge and agree that Landlord has received from the appropriate Governmental Authorities (as defined below) a temporary or permanent certificate of occupancy for Tenant’s lawful use and occupancy of the Office Space for the Office Space Permitted Use (the “Office Space Occupancy Authorization”).

The Landlord Lab Space Work shall be deemed to be Substantially Completed (and Substantial Completion shall be deemed to have respectively occurred with respect to the same) on the later to occur of the date that (i) Landlord and Tenant, acting reasonably and in good faith, determine that the Landlord Lab Space Work in the Lab Space has been performed (or would have been performed absent any Tenant Delay), other than any Punch List Items relating to the Lab Space (which shall be completed within sixty (60) days following Landlord’s and Tenant’s agreement on the same pursuant to this Section 3.03 below), and (ii) Landlord receives from the appropriate Governmental Authorities with respect to the Landlord Lab Space Work performed by Landlord or its contractors in the Lab Space, and delivers to Tenant with respect to the Landlord Lab Space Work, a temporary or permanent certificate of occupancy, if required by applicable Law, or if not required by applicable Law, all approvals or other “sign offs” required by applicable Law necessary for Tenant’s lawful use and occupancy of the Lab Space for the Lab Space Permitted Use (the temporary or permanent certificate of occupancy or such other “sign offs,” as applicable, described hereinabove, are referred to herein as the “Lab Space Occupancy Authorization,” and together with the Office Space Occupancy Authorization, the “Occupancy Authorizations”). Tenant hereby acknowledges and agrees that Tenant, at Tenant’s sole cost and expense, has obtained a special permit and all other applicable permits and approvals required from the applicable Governmental Authorities (including, without limitation, the Town of Burlington, Massachusetts) to permit Tenant to use the Lab Space for the Lab Space Permitted Use.

The respective date that the Landlord Office Space Work has been substantially completed and the Landlord Lab Space Work has been substantially completed subject to the terms and conditions set forth in this Section 3.03 above, respectively, shall be referred to hereunder as the “Substantial Completion Date,” and the satisfaction of such respective conditions relating to the Landlord Office Space Work and the Landlord Lab Space Work, as applicable, shall be referred to hereunder as “Substantial Completion” and the Landlord Office Space Work or the Landlord Lab Space Work, as applicable, that has achieved Substantial Completion shall, in each respective case, be deemed to have been “Substantially Completed”. The Substantial Completion Date with respect to the Office Space shall be the Commencement Date. The date upon which Landlord delivers possession of the Lab Space to Tenant with the Landlord Lab Space Work having achieved Substantial Completion is referred to hereunder as the “Lab Space Commencement Date.”

Tenant's acceptance of possession of the Office Space or the Lab Space, as applicable, shall be subject to Landlord's obligation to complete any applicable Punch List Items relating to the Landlord Office Space Work (in the case of the Office Space) or the Landlord Lab Space Work (in the case of the Lab Space), as applicable, as may be set forth on a list of such Punch List Items (in each case, a “Punch List”) prepared by Landlord and Tenant acting reasonably and in good faith in accordance with the terms and provisions hereof. Landlord and Tenant have agreed to the Punch List with respect to the Landlord Office Space Work. Within ten (10) days following the Lab Space Commencement Date, Landlord and Tenant shall together conduct an inspection of the Lab Space and prepare such Punch List for the Landlord Lab Space Work; provided, that, such Punch List shall be mutually prepared by Landlord and Tenant, acting reasonably and in good faith, prior to the date on which Tenant first begins to move its furniture, equipment or other personal property into any portion of the Lab Space. Landlord, as part of the Landlord Office Space Work (in the case of the Office Space) or the Landlord Lab Space Work (in the case of the Lab Space), shall use diligent and good faith commercially reasonable efforts to complete all such Punch List Items as soon as is reasonably practicable following the preparation of the applicable Punch List relating thereto, but in no event later than sixty (60) days following the Commencement Date (in the case of the Landlord Office Space Work) or the Lab Space Commencement Date (in the case of the Landlord Lab Space Work), in each case to the extent that, based on the nature of such Punch List Items, such Punch List Items can be reasonably completed during such period(s)) following the preparation of such Punch List relating thereto and Tenant shall provide Landlord with access to the applicable portion of the Premises for the completion of such work.

3.04 If Tenant is permitted by Landlord to take possession of the Lab Space before the Lab Space Commencement Date, then such possession shall be subject to the terms and conditions of this Lease. Notwithstanding the foregoing, provided such access does not materially interfere with the performance of or otherwise delay the Landlord Lab Space Work (in which case, such interference or delay shall constitute a Tenant Delay), Tenant shall have access to (on a non-exclusive basis) the Lab Space (a) during the period that is thirty (30) days prior to the Lab Space Commencement Date for the sole purpose of installing Tenant’s telephone and data cabling, audio/visual equipment, security systems, furniture, fixtures, equipment or other personal property (collectively, “Tenant’s Tel/Data, Fixtures and Furniture”) in the Lab Space, and (b) prior to the Lab Space Commencement Date to inspect Landlord’s progress of the Landlord Lab Space Work upon not less than two (2) Business Days’ prior notice to Landlord, and in any such case, Tenant shall continue to be required to pay Rent and the cost of any electricity and other building services consumed and/or requested by Tenant during any such period, including without limitation, heating, ventilation and air conditioning services for the Lab Space, in connection with any such access, which obligation to pay Rent with respect to the Lab Space shall commence on the Rent Commencement Date.

3.05 Promptly following the date on which the Commencement Date and the Lab Space Commencement Date have been determined, Landlord and Tenant shall execute and deliver a commencement letter in substantially the form attached hereto as Exhibit D (the “Commencement Letter”), which Commencement Letter shall memorialize the Commencement Date, the Lab Space Commencement Date, the Rent Commencement Date and the Termination Date. Tenant’s failure to execute and return the Commencement Letter to Landlord within thirty (30) days following the date on which Landlord delivers such Commencement Letter to Tenant (or to provide Landlord with written notice of Tenant’s reasonable good faith objections thereto and thereafter diligently and in good faith attempt to resolve such objections and execute and return the Commencement Letter) shall be deemed an approval by Tenant of the statements contained therein.”

10.	Temporary Space. Effective as of the Effective Date, the first (1st) sentence in the first (1st) full grammatical paragraph in Section 3.06 of the Existing Lease is hereby amended to read in its entirety as follows:

“During the period commencing on the Effective Date and ending on November 1, 2022 (such period being referred to herein as the "Temporary Space Term"), Landlord shall allow Tenant to use Suite 390 consisting of approximately 12,000 rentable square feet of space located on the third (3rd) floor of the building known as and numbered 800 District Avenue as shown on Exhibit A-2 of this Lease (the "Temporary Space") for the Office Space Permitted Use.”

11.	Rent. Effective as of the Effective Date, the first (1st) sentence in Section 4.01 of the Existing Lease is hereby amended to read in its entirety as follows: “From and after the Rent Commencement Date, Tenant shall and hereby covenants to pay to Landlord, without any setoff or deduction, unless expressly set forth in this Lease, all Base Rent and Additional Rent (as defined below) due for the Term (collectively referred to as “Rent”).”

12.	Permitted Use. Effective as of the Effective Date, the first (1st) sentence in Section 5 of the Existing Lease is hereby amended to read in its entirety as follows: “The Office Space shall be used for the Office Space Permitted Use and for no other purpose whatsoever, and the Lab Space shall be used for the Lab Space Permitted Use and for no other purpose whatsoever.”

13.	Condition of Premises. Except as otherwise expressly set forth in the Existing Lease and this Amendment, Tenant hereby accepts the Premises in their “as is” condition, without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements or provide any tenant improvement allowance relating thereto.

14.	Miscellaneous.

14.01.	This Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. This Amendment shall be binding upon and shall inure to the benefit of Landlord and Tenant and their respective legal representatives, successors and assigns. There have been no additional oral or written representations or agreements. Under no circumstances shall Tenant be entitled to any Rent abatement, improvement allowance, leasehold improvements, or other work to the Premises, or any similar economic incentives that may have been provided to Tenant in connection with entering into the Existing Lease, unless specifically set forth in this Amendment. Tenant agrees that neither Tenant nor its agents or any other parties acting on behalf of Tenant shall disclose any matters set forth in this Amendment or disseminate or distribute any information concerning the terms, details or conditions hereof to any person, firm or entity without obtaining the express written consent of Landlord.

14.02.	Except as herein modified or amended, the provisions, conditions and terms of the Existing Lease shall remain unchanged and in full force and effect. In the case of any inconsistency between the provisions of the Existing Lease and this Amendment, the provisions of this Amendment shall govern and control.

14.03.	Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered the same to Tenant. Tenant agrees that its execution of this Amendment constitutes a firm offer to enter the same, which may not be withdrawn for a period of thirty (30) days after delivery to Landlord (or such other period as may be expressly provided in any other agreement signed by the parties).

14.04.	The capitalized terms used in this Amendment shall have the same definitions as set forth in the Existing Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

14.05.	Tenant hereby represents to Landlord that Tenant has dealt with no broker, agent or finder in connection with this Amendment, other than Cushman & Wakefield (the “Broker”), who represented Tenant and Landlord in this transaction. Tenant agrees to indemnify and hold Landlord, its trustees, members, managers, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such parties, harmless from all claims of any other brokers, agents or finders claiming to have represented Tenant in connection with this Amendment other than the Broker. Landlord hereby represents to Tenant that Landlord has dealt with no broker, agent or finder in connection with this Amendment other than the Broker. Landlord agrees to indemnify and hold Tenant, its trustees, members, managers, principals, beneficiaries, partners, officers, directors, employees and agents, and the respective principals and members of any such parties, harmless from all claims of any brokers, agents or finders claiming to have represented Landlord in connection with this Amendment other than the Broker.

14.06.	Each signatory of this Amendment represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting.

14.07.	This Amendment may be executed in counterparts and shall constitute an agreement binding on all parties notwithstanding that all parties are not signatories to the original or the same counterpart provided that all parties are furnished a copy or copies thereof reflecting the signature of all parties. Transmission by email of a .pdf copy of the signed counterpart of this Amendment shall be deemed the equivalent of the delivery of the original, and any party so delivering a .pdf copy of the signed counterpart of this Amendment by email transmission shall in all events deliver to the other party an original signature promptly upon request.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment under seal in two or more counterparts as of the day and year first above written.

LANDLORD:

NEEP INVESTORS HOLDINGS LLC, a Delaware limited liability company

By:	/s/ Stephen A. Kinsella
Name:	Stephen A. Kinsella
Title:	Authorized Officer

TENANT:

BUTTERFLY NETWORK, INC., a Delaware corporation

By:	/s/ Heather Getz
Name:	Heather Getz
Title:	CFO

EXHIBIT C

WORK LETTER

1.	This Work Letter shall set forth the obligations of Landlord and Tenant with respect to the preparation of the Premises for Tenant’s occupancy. As used herein (a) “Landlord Office Space Work” shall mean the work to be completed by Landlord, in a good and workmanlike manner, and in accordance with applicable Laws, to prepare the Office Space for Tenant’s occupancy, and (b) “Landlord Lab Space Work” shall mean the work to be completed by Landlord, in a good and workmanlike manner, and in accordance with applicable Laws, to prepare the Lab Space for Tenant’s occupancy, in all cases utilizing the methods and materials more particularly set forth in the Construction Documents (as defined below), as described in the plans and specifications that have been prepared by Landlord using Landlord’s architect, OTJ Architects (the “Architect”), with respect to the (i) Landlord Office Space Work which are noted on Exhibit C-1 attached hereto (collectively, the “Landlord Office Space Work Plans”), and (ii) Landlord Lab Space Work which are noted on Exhibit C-2 attached hereto (collectively, the “Landlord Lab Space Work Plans,” and together with the Landlord Office Space Work Plans, collectively, the “Construction Documents”), all of which are incorporated herein by reference, all at Landlord’s sole cost and expense up to the amount of the Allowance, and which shall include delivering the Office Space to Tenant on the Substantial Completion Date with respect to the Landlord Office Space Work and delivering the Lab Space to Tenant on the Substantial Completion Date with respect to the Landlord Lab Space Work, in each case with all HVAC, mechanical, electrical, lighting, plumbing and life safety systems respectively serving the Office Space and the Lab Space, respectively, in good working order, condition and repair. Notwithstanding the foregoing, Tenant shall be solely responsible for the cost, expense and installation of Tenant’s Tel/Data, Fixtures and Furniture, which shall not be part of the Landlord Work nor subject to reimbursement from the Allowance. Landlord has entered into a direct contract for the Landlord Work with Cranshaw Construction, an affiliate of Landlord (the “General Contractor”), and shall require that the General Contractor competitively bid each major trade performing the Landlord Work to at least three (3) subcontractors.

2.	Intentionally Omitted.

3.	Landlord shall provide Tenant with an allowance for the (a) Landlord Office Space Work Costs (as defined below) in an amount not to exceed Four Million Five Hundred Seventy-Three Thousand One Hundred Twenty-Two and No/100 Dollars ($4,573,122.00) (the “Landlord Office Space Work Allowance”), and (b) Landlord Lab Space Work Costs (as defined below) in an amount not to exceed Six Hundred Twenty-Three Thousand Six Hundred Eight and No/100 Dollars ($623,608.00) (the “Landlord Lab Space Work Allowance,” and together with the Landlord Office Space Work Allowance, collectively, the “Allowance”). Subject to the terms and provisions set forth in this Section 3 hereinbelow, to the extent that the Landlord Office Space Work Costs exceed the Landlord Office Space Work Allowance (such excess being referred to as the “Excess Landlord Office Space Work Costs”), or the Landlord Lab Space Work Costs exceed the Landlord Lab Space Work Allowance (such excess being referred to as the “Excess Landlord Lab Space Work Costs”), then, in either such case, Tenant shall pay for the entire amount of the Excess Landlord Office Space Work Costs and/or Excess Landlord Lab Space Work Costs, as applicable, and Landlord shall not provide any reimbursement therefor. The “Landlord Office Space Work Costs” shall mean, with respect to the Landlord Office Space Work, and the “Landlord Lab Space Work Costs” shall mean, with respect to the Landlord Lab Space Work, respectively and as applicable: (i) the total estimated so-called “hard costs” of the applicable Landlord Work shown on the applicable Construction Documents relating thereto, including the general contractor’s so-called “general conditions and fees” for such applicable Landlord Work; (ii) architectural, mechanical, electrical and structural design fees incurred by Landlord for the applicable Landlord Work (including, without limitation, the cost of the applicable Construction Documents) (the costs and expenses described in this clause (ii), collectively, “Soft Costs”); (iii) all costs and expenses in obtaining permits and inspections required by Governmental Authorities in connection with the applicable Landlord Work, together with the costs of insuring the applicable Landlord Work, to the extent not already included in the hard costs described in clause (i) hereinabove; and (iv) all costs of Building services or facilities (such as electricity, HVAC, fire alarm plug ins/outs, freight elevator usage, and cleaning, in each case at Building standard rates charged to tenants generally) required to implement the applicable Landlord Work, all of which applicable Landlord Office Space Work Costs and Landlord Lab Space Work Costs (collectively, the “Landlord Work Costs”) shall be subject to adjustment for any Change Orders, if any. All Landlord Office Space Work Costs shall be subject to reimbursement or application by Landlord from the Landlord Office Space Work Allowance and all Landlord Lab Space Work Costs shall be subject to reimbursement or application by Landlord from the Landlord Lab Space Work Allowance; provided, however, that: (x) in no event shall more than ten percent (10%) of the (A) Landlord Office Space Work Allowance be applied to Soft Costs relating to the Landlord Office Space Work, and (B) Landlord Lab Space Work Allowance be applied to Soft Costs relating to the Landlord Lab Space Work (in each case, as applicable, the “Soft Costs Cap”); and (y) Landlord, at its sole cost and expense, shall pay for the portion of the applicable Construction Documents related to the lobby design for the Building, which costs and expenses shall not be paid for out of the Allowance nor constitute Soft Costs hereunder.

If the total Landlord Office Space Work Costs are reasonably estimated to exceed (or actually do exceed) the Landlord Office Space Work Allowance, then Landlord shall make pro-rata disbursements of the Landlord Office Space Work Allowance for each requisition requested by the General Contractor for the Landlord Office Space Work Costs in the amount of seventy percent (70%) of such requisition and Tenant shall pay to Landlord, within ten (10) days following delivery of such requisition to Tenant, an amount equal to thirty percent (30%) of such requisition (each, a “Tenant Office Space Work Requisition”) as a condition to Landlord making such disbursement of the Landlord Office Space Work Allowance to the General Contractor and continuing the Landlord Office Space Work.

If the total Landlord Lab Space Work Costs are reasonably estimated to exceed (or actually do exceed) the Landlord Lab Space Work Allowance, then Landlord shall make pro-rata disbursements of the Landlord Lab Space Work Allowance for each requisition requested by the General Contractor for the Landlord Lab Space Work Costs in the amount of seventy percent (70%) of such requisition and Tenant shall pay to Landlord, within ten (10) days following delivery of such requisition to Tenant, an amount equal to thirty percent (30%) of such requisition (each, a “Tenant Lab Space Work Requisition,” and together with any Tenant Office Space Work Requisition, each a “Tenant Requisition”) as a condition to Landlord making such disbursement of the Landlord Lab Space Work Allowance to the General Contractor and continuing the Landlord Lab Space Work.

If Tenant fails to pay to Landlord any Tenant Requisitions as and when due hereunder, Landlord may elect to discontinue the applicable Landlord Work until it receives the full amount of such Tenant Requisition, in which event Tenant shall be responsible for any additional Tenant Delay in completion of the applicable Landlord Work (as reasonably determined by Landlord) resulting from such delay.

In the event that the Landlord Office Space Work Allowance exceeds the total amount of the Landlord Office Space Work Costs once such Landlord Office Space Work Costs are fully paid for, then Tenant shall have the right to apply such savings towards the Landlord Lab Space Work Costs subject to the terms and provisions of this Work Letter. Similarly, in the event that the Landlord Lab Space Work Allowance exceeds the total amount of the Landlord Lab Space Work Costs once such Landlord Lab Space Work Costs are fully paid for, then Tenant shall have the right to apply such savings towards the Landlord Office Space Work Costs subject to the terms and provisions of this Work Letter. Notwithstanding the foregoing, in no event shall any unused portion of the Allowance be applied to or credited against Base Rent, Additional Rent or any other amounts due and payable from Tenant to Landlord under this Lease.

Landlord shall have no obligation to disburse or apply any portion of the Allowance or to perform the Landlord Work at any time when there exists a Default under this Lease (or for so long as an event or condition has occurred which with notice and the passage of time would constitute such a Default), until such time as the Default (or the event or condition) has been cured by Tenant.

In addition to the Allowance, within thirty (30) days following Landlord’s receipt of Tenant’s invoices evidencing the cost of the concept plans relating to the Landlord Office Space Work and/or the Landlord Lab Space Work and one (1) revision thereto, Landlord shall pay to the Architect an amount equal to Six Thousand One Hundred Thirteen and 80/100 Dollars ($6,113.80) towards the cost of the same (the “Concept Plan Allowance”), with any costs relating to the same in excess of such amount being subject to the Soft Costs Cap.

4.	If Tenant shall request any changes to the Landlord Work that are approved by Landlord, in its sole discretion (each, a "Change Order"), then Landlord shall cause to be prepared any necessary revisions to the applicable Construction Documents relating thereto and Tenant shall reimburse Landlord on demand for the cost of preparing such revisions. Landlord shall notify Tenant in writing of the estimated increased cost, if any, which will be chargeable to Tenant by reason of such Change Order(s), and any Tenant Delay reasonably expected to result therefrom. Tenant shall, within five (5) Business Days after receiving Landlord's estimate of the cost of the Change Order(s), notify Landlord in writing whether it desires to proceed with such Change Order(s) and accept such increased cost and Tenant Delay, if any. In the absence of such written authorization, Landlord shall have the option to continue work on the Premises disregarding the requested Change Order(s) or Landlord may elect to discontinue the applicable Landlord Work until it receives notice of Tenant's decision plus payment of any such increased cost and acceptance by Tenant of such Tenant Delay, in which event Tenant shall be responsible for any additional Tenant Delay in completion of the applicable Landlord Work (as reasonably determined by Landlord) resulting from such delay in written authorization.

5.	If Landlord shall be delayed in any portion of the Landlord Work being Substantially Complete as a result of the occurrence of any of the following (each, a "Tenant Delay"):

(a)	Tenant's failure to furnish information in accordance with this Work Letter or to respond to any request by Landlord for any approval or information within any time period prescribed herein, or if no time period is prescribed herein, then within three (3) Business Days after such request; or

(b)	Tenant's request for materials, finishes or installations that have long lead times and at least three (3) Business Days have elapsed after Landlord has first informed Tenant that such materials, finishes or installations will cause a Tenant Delay; or

(c)	Any Change Order(s) or failure to timely approve same within three (3) Business Days following Landlord’s request for such approval; or

(d)	The performance or nonperformance by a person or entity employed by on or behalf of Tenant in the completion of any work in the Premises (all such work and such persons or entities being subject to prior approval of Landlord) following three (3) Business Days’ written notice of the same from Landlord; or

(e)	Any request by Tenant that Landlord delay the completion of any component of the Landlord Work; or

(f)	Any breach or default by Tenant in the performance of Tenant's obligations under this Lease that continues for three (3) Business Days following written notice from Landlord that such breach or default has or will result in a Tenant Delay if not cured within such three (3) Business Day period; or

(g)	Tenant's failure to pay any amounts as and when due under this Work Letter and such failure continues for three (3) Business Days following written notice from Landlord that such amounts remain unpaid (including, without limitation, with respect to any Tenant Requisitions); or

(h)	Any delay resulting from Tenant having taken possession of any portion of the Premises for any reason prior to the Landlord Work being Substantially Complete (including, without limitation, in connection with Tenant accessing the Office Space prior to the Commencement Date and/or Tenant accessing the Lab Space prior to the Lab Space Commencement Date, in each case pursuant to Section 3.04 of this Lease) and such delay continues for three (3) Business Days following written notice from Landlord regarding such delay; or

(i)	Notwithstanding the terms and provisions in subsection (h) of this Section 5 above, any delay in any Governmental Authority’s issuance of any Occupancy Authorizations required for Landlord to achieve Substantial Completion of the Landlord Office Space Work and/or the Landlord Lab Space Work, as applicable, due to Tenant’s failure to install any of Tenant’s Tel/Data, Fixtures and Furniture in the Office Space and/or the Lab Space, as applicable; or

(j)	Any other delay chargeable to Tenant, its agents, employees or independent contractors that continues for three (3) Business Days following written notice from Landlord regarding such delay;

then, for purposes of determining the (i) Commencement Date, the date that the Landlord Office Space Work shall be deemed to be Substantially Complete shall be the day that the Landlord Office Space Work would have been Substantially Complete absent any such Tenant Delay, and (ii) Lab Space Commencement Date, the date that the Landlord Lab Space Work shall be deemed to be Substantially Complete shall be the day that the Landlord Lab Space Work would have been Substantially Complete absent any such Tenant Delay, in each case all as reasonably determined by Landlord.

6.	Tenant shall comply with all reasonable management plans, rules, regulations and requirements imposed by Landlord from time to time (if any) and all applicable Laws in connection with the performance of any work affecting existing Hazardous Materials (including but not limited to asbestos) which may exist in the Premises.

7.	For purposes of this Work Letter, Landlord hereby designates William Kennedy (Email: wkennedy@natdev.com; Phone No.: (617) 559-5123)) and Allan Luciw (Email: aluciw@natdev.com; Phone No.: (781) 328-6440)) as Landlord’s construction representatives, and Tenant hereby designates Joe Donoghue (Email: jdonoghue@butterflynetinc.com; Phone No.: (203) 458-7100)) as Tenant’s construction representative. Landlord and Tenant hereby agree that their respective construction representatives set forth herein shall be authorized to make binding decisions on behalf of the party they represent with respect to plan preparation and approval and other construction matters arising during the performance of the Landlord Work. Landlord and Tenant shall each have the right to designate an alternative or additional construction representatives upon written notice to the other party of such change.

8.	This Work Letter shall not be deemed applicable to any additional space added to the original Premises at any time or from time to time, whether by any options under this Lease or otherwise, or to any portion of the original Premises or any additions to the Premises in the event of a renewal or extension of the original Term, whether by any options under this Lease or otherwise, unless expressly so provided in this Lease or any amendment or supplement to this Lease. All capitalized terms used in this Work Letter but not defined herein shall have the same meanings ascribed to such terms in this Lease.

9.	If this Lease is terminated prior to the Substantial Completion Date with respect to the Landlord Office Space Work or the Landlord Lab Space Work, as applicable, for any reason due to a Default by Tenant, in addition to any damages available to Landlord pursuant to the terms and provisions of this Lease, Tenant shall pay to Landlord, within five (5) days following receipt of a statement therefor, all costs incurred by Landlord through the date of termination in connection with the Landlord Work.

[END OF EXHIBIT C]

EXHIBIT C-1

LANDLORD OFFICE SPACE WORK PLANS

The plans and specifications titled “Butterfly Network, Inc., 1600 District Ave., Burlington, MA 01803, Interior Renovation, Issued For: Issued For Construction,” bearing an 8/13/2021 date of submission, prepared by OTJ Architects.

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EXHIBIT C-2

LANDLORD LAB SPACE WORK PLANS

The plans and specifications titled “Butterfly Network, Inc., 1600 District Ave., Burlington, MA 01803, Interior Renovation, Issued For: Issued For Bulletin 01B,” bearing an 3/16/2022 date of submission, prepared by OTJ Architects.

C-2

EXHIBIT D

COMMENCEMENT LETTER

Date:	,2022

Tenant:	Butterfly Network, Inc.
Address	1600 District Avenue
Burlington, MA 01803

Re:	Commencement Letter with respect to that certain Office Lease Agreement dated as of May 27, 2021, by and between NEEP Investors Holdings LLC (the “Landlord”), as landlord, and Butterfly Network, Inc. (the “Tenant”), as tenant, for 61,138 rentable square feet of the Building located at 1600 District Avenue, Burlington, Massachusetts 01803, as amended by the First Amendment to Lease dated as of May ___, 2022, by and between Landlord and Tenant (together, the “Lease”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Lease.

Dear __________________:

In accordance with the terms and conditions of the above referenced Lease, Tenant hereby confirms and agrees that it has accepted possession of the Premises with the Landlord Work having been Substantially Completed (meaning, the Landlord Office Space Work with respect to the Office Space and the Landlord Lab Space Work with respect to the Lab Space have, in each case, been Substantially Completed), and acknowledges as follows:

1.	The Commencement Date of the Lease is May 2, 2022;

2.	The Lab Space Commencement Date of the Lease is _______________, 2022;

3.	The Rent Commencement Date of the Lease is February 1, 2023;

4.	The Termination Date of the Lease is January 31, 2033; and

5.	The Termination Fee payable by Tenant to Landlord if Tenant exercises its Termination Option pursuant to Section IV of Exhibit F of the Lease is _____________________.

Please acknowledge the foregoing and your acceptance of possession by countersigning this Commencement Letter in the space provided below and returning a signed counterpart to my attention at @natdev.com. Tenant’s failure to execute and return this letter, or to provide written objection to the statements contained in this letter, within ten (10) days after the date of this letter shall be deemed an approval by Tenant of the statements contained herein.

Sincerely,

NEEP INVESTORS HOLDINGS LLC

By:
Name:
Title:

D-1

Acknowledged and Accepted:

BUTTERFLY NETWORK, INC.

By:
Name:
Title:

Date:	____________________, 2022

D-2